PRICING SUPPLEMENT NO. 5                                        Rule 424(b)(3)
DATED: September 16, 1998                                   File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                    Floating Rate Notes      Book Entry Notes
$32,000,000                          [x]                      [x]

Original Issue Date:                 Fixed Rate Notes         Certificated Notes
September 18, 1998                   [_]                      [_]


Maturity Date:                       CUSIP#: 073928 FA 6
September 17, 1999

Option to Extend Maturity:           No  [x]

                                     Yes [_]   Final Maturity Date:



                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)
-------------            --------                -------             --------

N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:


Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]     Commercial Paper Rate               Minimum Interest Rate: N/A

[_]     Federal Funds Rate                  Interest Reset Date(s): *

[_]     Treasury Rate                       Interest Reset Period: Monthly

[_]     LIBOR Reuters                       Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                          Interest Payment Period: Monthly


[_]     CMT Rate


Initial Interest Rate: 5.55984%


 Index Maturity:  One Month

 Spread (plus or minus): -0.03%

*     The 18th of each month.

**    The 18th of each month.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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